UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER ♦, 2006.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL DECEMBER ♦, 2006.

$11,500,000

Issue Date: August ♦, 2006

CONTINENTAL MINERALS CORPORATION
(incorporated under the laws of British Columbia)

CONVERTIBLE SECURED PROMISSORY NOTE
DUE AUGUST ♦, 2007 (THE “NOTE”)

1. PROMISE TO PAY

1.1 For value received, Continental Minerals Corporation (the “Corporation”) hereby promises to pay to Taseko Mines Limited (the “Holder”) the principal sum of $11,500,000 on or before August ♦, 2007 (the “Maturity Date”), or on such earlier date as the principal hereof may become due, together with interest thereon at the rate of 16.0% per annum. The interest shall be payable monthly in arrears on the last day of each month commencing on September 30, 2006 (the “Interest Payment Dates”), until the Maturity Date.

2. PAYMENT OF INTEREST

2.1 The Holder will have the right to elect to receive the interest payment, subject to section 2.3, in either:

(a)	cash; or

(b)	common shares of the Corporation (the “Shares”).

2.2 Election by the Holder of the method of payment of interest must be made in writing and delivered to the Corporation 10 business days before the Interest Payment Date. Interest will be paid in cash in the event that the Holder fails to timely deliver an election notice for Shares to the Holder.

2.3 Notwithstanding anything else herein provided, the Corporation shall withhold (in cash) and pay over to Canada Revenue Agency any required amounts for withholding of interest payment to the Holder, if it appears the Holder is a non-resident of Canada.

2.4 In the event the Holder elects to receive its interest payment in Shares, the Corporation will issue to the Holder, such number of Shares of the Holder as is equal to the amount of the interest payment divided by the higher of (a) the volume weighted average of the closing price of the common shares of the Corporation for the five trading days preceding the Interest Payment Date and (b) the volume weighted average of the closing price of the common shares of the Corporation for the five trading days preceding the date of this Note.

2.5 A hold period of four months plus a day shall be applicable to any Shares issued hereunder for the interest, such hold period to run from the date of this Note.

3. SECURITY FOR REPAYMENT

3.1 This Note shall be secured by a pledge of the issued share capital of N7C Resources Inc., a wholly owned subsidiary of the Corporation, which security interest shall be subordinated to any security interest, charge or mortgage granted by the Corporation in respect of any indebtedness of the Corporation to any charter bank or other commercial lending institution (the “Senior Debt”). The Holder acknowledges that the Corporation may enter into agreements with other lenders, and that such debt may rank senior to this Note.

3.2 The Senior Debt may be secured by a first charge over all of the assets of the Corporation and its subsidiaries. The Holder hereby acknowledges and agrees with the Corporation and with holders of such Senior Debt that the security interest described herein will be fully subordinated to security interest granted to such Senior Debt if determined to be in the best interest of the Corporation by its board of directors.

3.3 The Holder further acknowledges and agrees that, in the event that the Corporation has insufficient funds to pay amount owing on the Senior Debt and on this Note, payment may first be made on all amounts due and payable on the Senior Debt from time to time, and only then shall be paid on amounts due and payable on this Note.

3.4 The Holder hereby appoints the President of the Corporation as the Holder's attorney, to execute any agreement or understanding between the Holder and holders of such Senior Debt acknowledging the subordination of the Holder's security interest and granting priority to the holders of such Senior Debt in respect of all payments made by the Corporation in respect of the Senior Debt and this Note.

4. EVENTS OF DEFAULT

4.1 The entire unpaid principal amount will become immediately due and payable upon the occurrence of any of the following events (each an “Event of Default”):

(a) if the Corporation fails to pay the principal amount when due hereunder, and such failure continues for five (5) business days;

(b) if the Corporation is in material default of material prescribed filings with applicable securities regulatory authorities, the stock exchange or market on which its shares trade (collectively, the “Authorities”), or is subject to any suspension in excess of five (5) trading days or cease trade order issued by any such Authority;

(c) if the Corporation ceases or threatens to cease to carry on business;

(d) if the Corporation petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; and

(e) if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Corporation which is not opposed by the corporation in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

5. CONVERSION

5.1 The Holder shall have the right (the “Conversion Right”) to convert all or any portion, and from time to time, of the principal amount then outstanding under this Note, multiplied by 105%, into fully paid and non-assessable Shares, by delivering to the Corporation this originally executed Note together with a completed conversation notice (the “Conversion Notice”) in the form attached hereto as Schedule “A”. Upon exercise of the Conversion Right, the Holder will receive that number of Shares, rounded to the nearest whole number, obtained by dividing the outstanding principal amount multiplied by 105%, by the conversion price (the “Conversation Price”) of $2.05 per share for the period from the date hereof to and including February ♦, 2007 and thereafter until the Maturity Date at $2.25 per share.

5.2 To exercise the Conversion Right, the Holder must surrender this Note to the Corporation at Suite 1020 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, facsimile (604) 681-2741 with the Conversion Notice executed by the Holder evidencing such Holder's intention to convert this Note, and accompanied, if such shares are to be issued in a name other than the Holder, by proper assignment hereof in blank. No fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. If the Holder is converting less than the full balance of principal owing hereunder, the Corporation shall deliver a new Note to the Holder for the balance owing.

6. PARTICIPATION RIGHT

6.1 The Holder of the Note shall have the right (the “Participation Right”), exercisable for the ten (10) business days period after delivery by the Corporation of a notice (“Future Financing Notice”) of the Corporation’s first substantially arm’s-length (not less than 60%) equity financing of not less than Cdn$5 million completed after the date of this Note (the “Future Financing”), to participate in such financing to the extent of 105% of the balance due hereunder (“Redemption Amount”), by giving to the Corporation a notice (“Participation Notice”) within said 10 business days. Upon delivery to the Corporation of the Participation

Notice, the Holder will at the time of completion of the Future Financing be deemed to have redeemed the Note and to have received its Redemption Amount and thereupon used them to subscribe for the maximum number of securities offered in the Future Financing which such proceeds can purchase. The Participation Notice will only be valid if the Future Financing completes both within 45 days of the Future Financing Notice and on substantially the same terms set out in the Future Financing Notice, failing which a further notice will be sent by the Corporation.

6.2 The Holder agrees it will not trade any of the Corporation’s Shares (including by way of purchase, sale, short sale or hedging transaction) from the time of receiving a Future Financing Notice and for a period of 45 days thereafter, unless a further Future Financing Notice is delivered to the Holder confirming that completion or the terms of the Future Financing has been extended or amended, in which case the restriction on trading shall be extended until the earlier of completion of the Future Financing or a further 45 days. In no event will the Holder be restricted from trading Shares for a period in excess of 90 days.

7. PRE-PAYMENT

7.1 The Corporation may prepay the Note at any time, without penalty, if

(a) such prepayment is made after 180 calendar days from the date of this Note; and

(b) the Corporation provides the Holder with a 10 business days notice during which period the Conversion Right and Participation Right shall remain in effect. Upon repayment of the Note, all the Holder’s rights hereunder shall be extinguished.

8. PRE-EMPTIVE RIGHT

8.1 Upon conversion of the Notes or the exercise of the Participation Right, the Holder shall thereupon have acquired a right of first refusal (the “Pre-Emptive Right”) for up to five years from the date of this Note during which period the Holder may purchase all, but not less than all, of any equity or convertible securities which may be in future proposed to be offered by the Corporation . The Pre-emptive Right shall require the Corporation to offer to the Holder 50% of all New Shares and Share Rights (as defined below) provided that the number of any New Shares and Share Rights offered to the Holder shall be reduced so that in no event will the number of New Shares or Share Rights offered to a Holder, when added to that Holder’s holdings of Shares and Share Rights acquired by it in any manner whatsoever, exceed 19.9% of the Corporation’s then outstanding issued Shares on a fully diluted basis.

8.2 The Pre-emptive Right shall be subject to the following provisions:

(a) “New Shares” means any Shares which are issued after the date of this Note provided, however, that “New Shares” do not include:

(i) Shares issuable upon conversion of or with respect to convertible securities outstanding as of the date hereof including any securities issuable pursuant to conversion of any Notes or in connection with the Future Financing or in connection with Share Rights where the Share Rights were offered to the Holder;

(ii) Shares issued by the Corporation pursuant to the acquisition of mining or real property interests or the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization or issuance of shares pursuant to a structured deal which may be included as part of a divestiture of a portion of the project or subsidiary companies in order to form a strategic alliance or consortium;

(iii) Shares issued pursuant to options granted to directors, officers or employees of, or consultants to, the Corporation or its subsidiaries pursuant to any option or purchase plan or director, officer, employee or consultant stock incentive program approved by the shareholders of the Corporation;

(iv) Shares issued pursuant to any Senior Debt or any loan arrangement, or any debt financing from a bank or similar financial or lending institution or third party funder; or

(v) Shares issued in connection with any stock split, stock dividend, or recapitalization by the Corporation.

(b) For purposes of calculating the Investor’s holdings of Shares hereunder for any purpose, the Holder’s holdings shall be deemed to include any Shares owned or controlled by all of its affiliates.

(c) “Share Rights” means warrants, convertible securities or other like rights to purchase New Shares.

(d) If the Corporation proposes to undertake an issuance of New Shares and/or Share Rights, it shall give the Holder written notice of its intention, describing the offering of New Shares and/or Share Rights including the price and the general terms upon which the Corporation proposes to issue New Shares and/or Share Rights (on which no brokerage or other commission shall be payable by the Holder). The Holder shall have ten (10) business days (as hereinafter defined) from the date of receipt of any such notice to agree to exercise its Pre-Emptive Right to purchase New Shares and/or Share Rights for the price and upon the general terms specified in the notice by giving written notice to the Corporation. Failure of the Holder to timely respond to the notice within said ten (10) business day period shall be deemed an election to decline to exercise its Pre-Emptive Right.

(e) If the Holder elects to exercise the Pre-Emptive Right, it shall complete such additional subscription agreement and additional documents as may be required pursuant to the terms of the of the financing under which the New Shares and Share Rights are issued. The completion of the exercise of the Pre-Emptive Rights shall be completed at the time of issue of the New Shares and Share Rights.

(f) If the Holder declines or fails to exercise its Pre-Emptive Right to purchase the maximum number New Shares or Share Rights offered by the Corporation pursuant to the pre-emptive Right the Corporation shall have one hundred and twenty (120) business days from such refusal or failure to sell the New Shares or Share Rights, including those in respect of which the Holder’s Pre-Emptive Right was not exercised, at a price and upon terms no more favourable to the purchasers thereof than specified in the Corporation’s notice to the Holder. In the event the Corporation has not sold at least one-half of the aggregate number of any New Shares or Share Rights specified in the notice to the Holder (that is, at least the number of which the Holder was notified of under its PreEmptive Right) within said one hundred and twenty (120) business day period, the Holder’s Pre-Emptive Right shall thereupon again be effective and the Corporation shall not thereafter issue or sell any New Shares or Share Rights without first offering such New Shares or Share Rights to the Holder in the manner provided above. Any New Shares or Share Rights sold in compliance with the first sentence of this subparagraph (f) subsequent to a notice declined by the Holder shall not give rise to any further right to the Holder.

(g) The Pre-Emptive Right is non-assignable by the Holder except to an affiliate providing such affiliate remains an affiliate.

(h) The Pre-Emptive Right shall be reduced or shall terminate, as the case may be, upon the following events:

(i) in the event and at the point at which the Holder’s aggregate holdings of Shares, however acquired calculated as a percentage of the outstanding Shares of the Corporation, is equal to 19.9%, then the Pre-Emptive Right shall thereupon be reduced to an on-going Pre-Emptive Right to purchase up to that interest of any New Shares or Share Rights, subject to the other terms hereof, mutatis mutandis;

(ii) in the event of the failure by the Holder to exercise its Pre-Emptive Right to purchase the New Shares or Share Rights offered by the Corporation pursuant to any valid notice given pursuant to this Note the Pre-Emptive Right shall terminate subject to the reinstatement of the Pre-Emptive Right pursuant to subparagraph (f) above.

(iii) in the event of the sale by the Holder of any of its Shares or Share Rights acquired on conversion hereof or on exercise of its Participation Right hereunder or pursuant to the Pre-Emptive Right then the Pre-Emptive Right shall terminate; and

(iv) the Pre-Emptive Right shall in any event terminate on the fifth anniversary of the date of this Note.

9. GENERAL

9.1 No transfer of this Note by the registered Holder or such Holder’s executors, administrators, other legal representatives of the Holder, successors, assigns or their attorney duly appointed by instrument in writing in form and execution satisfactory to the Corporation will be valid until compliance with such reasonable requirements as the Corporation, acting reasonably, may prescribe. The certificate or certificates issued in respect of an exchanged or transferred Note shall bear such legends as may be required by applicable securities laws.

9.2 Time is of the essence hereof.

9.3 All monetary amounts herein are in Canadian dollars.

9.4 Neither this Note nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

9.5 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Note be reasonably required to carry out the full intent and meaning of this Note.

9.6 This Note shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

9.7 The invalidity or unenforceability of any particular provision of this Note shall not affect or limit the validity or enforceability of the remaining provisions of this Note.

IN WITNESS WHEREOF Continental Minerals Corporation has caused its corporate seal to be hereto affixed and this Note to be signed by its duly authorized officers.

The Corporate Seal of	)
CONTINENTAL MINERALS	)
CORPORATION was affixed in the presence	)
of:	)
	)	C/S
)
Per: _____________________	)
Authorized Signatory

SCHEDULE A

CONVERSION FORM

TO:     CONTINENTAL MINERALS CORPORATION

The undersigned registered Holder of the within Note hereby irrevocably elects to convert the $ ___________________ principal owing under the Note into common shares or other securities in the capital of CONTINENTAL MINERALS CORPORATION (the “Corporation”) and directs that the common shares or other securities issuable and deliverable upon the conversion be issued and delivered to the Person indicated below. (If the common shares or other securities are to be issued in the name of a Person other than the registered Holder of the Note, all requisite transfer taxes must be tendered by the undersigned.)

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Holder hereof.

Dated: _______________

_____________________
Signature of Holder

_____________________
Name of Holder

Instructions:

The registered Holder may exercise its right to receive common shares by completing this form and surrendering this conversion form and the Note to the Corporation at Suite 1020 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6 and such other documents as the Corporation may reasonably require.